Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Plan Administrator for ViaSat, Inc 401(k) Profit Sharing Plan:
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-159708 and 333-167379) pertaining to the 401(k) Profit Sharing Plan of ViaSat, Inc. of our report dated September 24, 2010 with respect to the financial statements and supplemental schedule of the ViaSat, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the fiscal year ended March 31, 2010.
/s/ KIECKHAFER, SCHIFFER & COMPANY LLP
Irvine, California
September 24, 2010